Exhibit 10.37

LEASE AGREEMENT

1. BASIC CONDITIONS

THE PARTIES IN THIS AGREEMENT ARE:

LOGIC INTERNATIONAL CONSULTING GROUP, the “Landlord” (in this lease the term “Landlord” means either the owner or his agent.) AND U.S. RARE EARTHS, INC. the “Tenant/s”

2. PREMISES TO BE RENTED

Address: 711 Fifth Avenue (16th Floor), New York, NY 10022

3. TERM

The landlord hereby leases to the Tenant the premises described above for a term of FOUR MONTHS, from January 1, 2013 to April 30, 2013.

4. RENT

a)    The monthly rent is $3,750.00, making a total amount under the lease of $15,000.00.

b)    The rent is payable on the 1st day of the month.

c)     Rent payments shall be paid to: LOGIC INTERNATIONAL CONSULTING GROUP .

5. UTILITIES

Utilities costs are included in the monthly lease payments and Tenant will not incur additional utility costs associated with this lease.

6. USE OF PROPERTY

The Tenant shall use the premises solely for business purposes.

7. FAILURE TO PAY RENT

If the Tenant fails to pay the rent when due, the Landlord may give the Tenant a 5-day notice to pay the rent with the late fee or to vacate. If the rent remains unpaid at the end of this 5-day period, the Landlord may institute eviction proceedings pursuant to law and/or other remedies provided by law including, but not limited to, suit to collect unpaid rent, damages and reasonable attorney’s fees.

8. EXTENSION OF LEASE

At the end of the initial lease period, the tenancy will convert to a month-to-month lease. In continuing, the Tenant agrees to pay the monthly rental and to keep and fulfill all the other covenants and conditions herein.

9. TERMINATION OF LEASE

At the end of the initial lease period, the Tenant may terminate any lease extension by providing Landlord written notice of termination at least thirty days prior to end of lease extension.

10. TIMELY DEPARTURE

When the Tenant vacates the premises after giving proper notice, he shall leave on the day specified, remove all personal belongings, and leave the premises as clean as he found them.

WHEREFORE We, the undersigned, agree to be bound by all the terms of this agreement:

/s/ Diane M. Cassidy	Jan 1, 2013
Landlord: Diane M. Cassidy, Partner	Date
LOGIC INTERNATIONAL
CONSULTING GROUP

/s/ Mike Parnell	Jan 1, 2013
Tenant: Mike Parnell, COO	Date
U.S. RARE EARTHS, INC.